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                 Independent Auditors' Consent


To the Board of Trustees and Shareholders of Tax-Free Trust of Oregon:


We consent to the use of our report dated October 20,2000 with respect to the Tax-Free Trust of Oregon incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Financial Statements" and Transfer Agent, Custodian and Auditors" in the Statement of Additional Information.

              /s/KPMG LLP
                 KPMG LLP
New York, New York
January 8, 2001